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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF SQUIRE, SANDERS & DEMPSEY L.L.P.

                                                SQUIRE, SANDERS & DEMPSEY L.L.P.

[SQUIRE SANDERS]                                801 South Figueroa, 14th Floor
LEGAL COUNSEL WORLDWIDE                         Los Angeles, CA 90017-5554

                                                Office:      +1.213.624.2500
                                                Fax:         +1.213.623.4581

                               September 28, 2004

Chad Therapeutics, Inc.
21622 Plummer Street
Chatsworth, California 91311

Re: Chad Therapeutics, Inc.- Registration Statement on Form S-8 for Offering of an Aggregate of 750,000 Shares of Common Stock

Dear Ladies and Gentlemen:

                  We have acted as counsel to Chad Therapeutics, Inc., a California Corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 750,000 shares of the Company's common stock, $0.01 par value, under the Company's 2004 Stock Incentive Plan (the "Incentive Plan"). All of such shares are collectively referred to herein as the "Shares."

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Incentive Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefore received) pursuant to the provisions of duly authorized stock option agreements or duly authorized stock issuance agreements under the Incentive Plan, and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan, or the Shares.

                                    Very truly yours,

                                    /s/ SQUIRE, SANDERS & DEMPSEY L.L.P.

                                    Squire, Sanders & Dempsey L.L.P.